Exhibit 10.3

Option No. «grantno»
Option to Purchase

«totshares»  Shares

EVANS & SUTHERLAND COMPUTER CORPORATION

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This Award Agreement (the “Agreement”) dated «grantdate» is made between Evans & Sutherland Computer Corporation (the “Company”) and «fname_» «lname» (the “Participant”).

This Agreement confirms an award of a Non-Qualified Stock Option (the “Option”) covering «totshares» shares of common stock ($.20 par value) which has been granted to the Participant under the Evans & Sutherland Computer Corporation 2014 Stock Incentive Plan (the “Plan”).  This award entitles the Participant to purchase the shares covered by this Option at a price of «optprice» per share.

This Option has been granted for the purposes of encouraging the Participant to acquire ownership in the Company as an incentive to advance the Company’s interests and to continue in the Company’s employ.

This Option is subject to the terms and conditions of the Plan and to the Participant’s agreement to the terms and conditions set forth below.   The option is not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.
Option Period. This Option shall remain in effect until «p3edate» subject to earlier expiration in the event that the Participant’s employment with the Company terminates prior to such date as provided for in Paragraph 3 of this Agreement.

2.
Exercise Rights. Subject to Paragraph 1 of this Agreement, this Option cannot be exercised until «p1vdate» and then only to the extent permitted by the following schedule and the other terms and conditions governing this Option:

Date	Cumulative Maximum Number of Option Shares Purchasable
«p1vdate»	«p1shares»
«p2vdate»	«cp2shares»
«p3vdate»	«totshares»

Purchase of any or all the shares covered by this Option must occur no later than the expiration date provided for in Paragraph 1 of this Agreement.

3.	Continued Employment. Except as may otherwise be provided by the Plan, this Option shall not be exercisable after:

a)	The Participant’s termination of employment or non-employee Board membership for cause by the Company. The term “cause” for this purpose shall mean:

(i)	The refusal of the Participant to implement or adhere to lawful policies or directives of the Board of Directors of the Company;

(ii)	The conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred,

(iii)	Conduct which is in violation of the Participant’s common law duty of loyalty to the Company; or

(iv)	Fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others.

The existence of cause shall be conclusively determined by the Board of Directors of the Company or its duly appointed agent.

b)	The Participant’s willful termination of employment or non-employee Board membership with the Company other than as provided for in sub-paragraph (c) which follows.

c)	The Option expiration date set forth in Paragraph 1, upon the Participant’s Retirement from the Company (as defined in paragraph 8(b) of this Agreement).

d)
The earlier of ninety days after the Company terminates the Participant’s employment or Board membership for a reason other than for cause or the expiration date set forth in Paragraph 1, provided that this Option shall only be exercisable to the extent of the number of shares purchasable as of the date of the Participant’s termination of employment or Board membership as provided under Paragraph 2 of this Agreement.

e)
The earlier of one year following the Participant’s termination of employment or Board membership from the Company as a result of disability as defined in Section 22(e)(3) of the Code or the expiration date set forth in Paragraph 1 of this Agreement, provided that this Option shall only be exercisable to the extent of the number of shares purchasable as of the date of the Participant’s termination of employment or Board membership as provided under Paragraph 2 of this Agreement.

f)
The earlier of one year following the Participant’s death while this Option is outstanding or the expiration date set forth in Paragraph 1 of this Agreement, provided that this Option shall only be exercisable to the extent of the number of shares purchasable as of the earlier of the Participant’s (1) death or (2) termination of employment or Board membership from the Company.

For purposes of this Agreement, a change in status from employee to non-employee Board member or from non-employee Board member to employee will not constitute a termination of employment.  Nothing contained in this Agreement shall confer on the Participant any right to continue employment or Board membership with the Company or shall limit the Company’s rights to terminate the Participant’s employment or Board membership at any time, provided, however, that nothing in this Agreement shall affect any other contractual rights existing between the Participant and the Company.

4.
Purchase of Shares.  From time to time, but only to the extent this Option is then exercisable, the Participant may purchase shares of common stock covered by this Option by delivering to the Company a signed notice of the Participant’s election to purchase a designated number of shares.  The aggregate purchase price of the shares shall be paid in full at the time of exercise by delivery to the Company of cash or check, or if permitted by the Committee, such other means as provided for under the Plan.

5.
Leave of Absence.  If the Participant is officially granted a leave of absence for illness, military or governmental service or other reasons by the Company, for purposes of this Option, such leave of absence shall not be treated as termination of employment or Board membership.

6.	Transferability. This Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution as set forth in Section 10.4 of the Plan.

7.
Rights of Cancellation and Repurchase. The Company reserves the right to cancel this Option if the Participant engages in any of the activities listed under paragraphs 7(a) through 7(d).  The Company reserves the right to require the Participant to sell to it the number of shares acquired through exercise of this Option if, either one year before or after such exercise, the Participant has:

a)
Rendered services for any organization or engaged directly or indirectly in any business or activity which, in the judgment of the Committee, is in competition with the Company or is otherwise materially prejudicial to or in conflict with the best interests of the Company;

b)
Disclosed, without prior written authorization from the Company, other than in an official capacity as a part of the Participant’s responsibilities for the Company, or as required by law or legal process, any confidential information or materials relating to the Company business;

c)
Violated any agreement with the Company regarding rights, title and interest in any idea, patentable or not, made or conceived by the Participant or by the Participant and others, in conjunction with Participant’s employment with the Company which relates to the actual or anticipated business, research, or development work of the Company; or

d)	Acted in any other manner which is otherwise inimical and causes material damage to the Company, as determined by the Committee.

The price per share to be paid by the Company for any such repurchase shall be the lower of the exercise price or the Fair Market Value on the date preceding such purchase.

The cancellation and repurchase rights and provisions under this paragraph 7 shall cease as of the date upon which a Change in Control occurs.

8.	Acceleration of Exercisability. Notwithstanding any other provision of this Agreement establishing the earliest date upon which the Participant may exercise his or her rights under this Option:

a)	This Option shall become immediately exercisable in full as of the date upon which a Change in Control occurs.

b)
This Option shall become immediately exercisable in full upon the Participant’s termination of employment or non-employee Board membership on account of Retirement.   In the event a Participant terminates employment, Retirement shall mean the Participant’s termination of employment with the Company or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company.  In the event a Participant terminates non-employee Board membership, Retirement shall mean the Participant retires from the Board after age 57.

9.
Purchase for Investment. As a condition to the exercise in whole or in part of the Option hereby granted, each written note of election shall include a representation and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution or resale thereof, unless, at the time the Option is exercised, in whole or in part, there is in effect under the Securities Act of 1933 (the “1933 Act”) a registration Statement relating to the shares issuable upon exercise of this Option and available for delivery to the Participant a prospectus meeting the requirements of Section 10(a)(3) of the 1933 Act. No shares shall be purchased upon the exercise of this Option unless and until any then applicable requirements of the United States Securities and Exchange Commission, any state having jurisdiction (and any other regulatory agencies having jurisdiction), and of any exchanges upon which shares of the common stock may be listed or regulatory bodies governing trading of the common stock shall have been fully complied with.

10.
Tax Withholding. As condition to delivery by the Company of certificates for shares purchased upon exercise of all or any part of this Option, adequate provision, as determined by the Company, shall be made for the payment required by law to satisfy any federal, state or local tax withholding obligations. The Committee may permit shares purchased under this Option to be used to satisfy such tax withholding obligations, with such shares valued using the Fair Market Value on the date of exercise.

11.
Transfer Taxes. The Company shall at all times during the term when this Option is exercisable reserve and keep available such number of shares of common stock as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue and transfer taxes upon exercise with respect to the issue and transfer of shares and all other fees and expenses necessarily incurred by the Company in connection with such exercise.

12.
Miscellaneous. The Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company; (b) shall be governed by the laws of the State of Utah, and any applicable laws of The United States of America; (c) may not be amended except in writing; and (d) shall in no way affect the Participant’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

This Agreement has been executed by the undersigned:

Evans & Sutherland Computer Corporation By _________________________________ David H. Bateman Its: President & Chief Executive Officer	Participant By _________________________